UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 12, 2007

PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52647	841474432
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

427 Riverview Plaza, Trenton, NJ	08611
(Address of Principal Executive Offices)	(Zip Code)

Our telephone number, including area code:    (609) 656-0800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 12, 2007, the Chief Executive Officer and the Chief Financial Officer (“Executive Management”) of Performance Health Technologies, Inc. (the “Company”), after consultation with the Company’s independent accountants, concluded that the Company’s historical financial statements for the three and six months ended June 30, 2007 should be restated to correct certain errors.  These errors relate to the following:

The Company expensed $482,940 of previously deferred offering costs to general and administrative expenses.  Since the likelihood of the contemplated securities offering in the near term is now considered remote, the Company determined that these deferred offering costs should be expensed.  The adjustment will result in an increase in the net loss in the amount of $482,940 for the three and six months ended June 30, 2007, and a decrease in total assets in the amount of $482,940.  Net loss per common share will increase by $0.01 for both the three and six months ended June 30, 2007.

Accordingly, the previously issued financial statements for the three and six months ended June 30, 2007 should no longer be relied upon.  The correction relates solely to the accounting treatment of these transactions and does not affect the Company’s historical cash flow.

The Company’s financial statements for the three and six months ended June 30, 2007 will be restated.  The Company will file the restated financial statements in an amendment to the Company’s Form 10-QSB for the quarter ended June 30, 2007 as soon as practicable.  Executive Management has discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent accountants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

PERFORMANCE HEALTH TECHNOLOGIES, INC.
(Registrant)

Date: November 12, 2007	By:	/s/ Robert D. Prunetti
Robert D. Prunetti
President and Chief Executive Officer

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